Exhibit 3.17

CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to the provisions of the Indiana Revised Uniform Limited Partnership Act, the undersigned general partners hereby form the limited partnership named below:

1.	The name of the limited partnership is Engineered Solutions L.P.

2.	The address of the office at which the records are required to be kept by Section 23-16-2-3(a) is: 6100 North Banker Road, Glendale, WI 53209.

3.	The name and address of the limited partnership’s agent for service of process is C T Corporation System, 36 S. Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204.

4.	The name and business address of each general partner is:

Name	Business Address

Versa Technologies Inc.	6100 N. Baker Rd., Glendale, WI 53209

5.	The latest date upon which the limited partnership is to dissolve is: December 31, 2050.

6.	Any other matters the general partners agree to include are: None

Executed by all the general partners, this 19th day of February, 2001.

VERSA TECHNOLOGIES INC.

By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur, VP

CERTIFICATE OF AMENDMENT OF LIMITED PARTNERSHIP

Formed pursuant to the provisions of the Revised Uniform Limited Partnership Act.

ENTITY NAME

ENGINEERED SOLUTIONS, L.P.

Creation Date: 2/21/2001

PRINCIPAL OFFICE ADDRESS

PO BOX 3241, MILWAUKEE, WI 53201-3241

REGISTERED OFFICE AND AGENT

NATIONAL REGISTERED AGENTS INC

320 N MERIDIAN ST. INDIANAPOLIS, IN 46204

PARTNERS

VERSA TECHNOLOGIES INC.

PO BOX 3241, MILWAUKEE, WI 53201-3241

General Partner

GENERAL INFORMATION

What is the latest date upon which the entity is to 12/31/2050 dissolve?:

Effective Date: 2/9/2012

Electronic Signature: BRUCE MEDD

Signator’s Title: AUTHORIZED PERSON